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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

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Bemis Company, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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March 22, 2004

Dear Stockholders:

        This year we are again holding the Annual Meeting of Bemis Company, Inc. in the Main Lounge of the Minneapolis Club, 729 2nd Avenue South, Minneapolis, Minnesota. The meeting will be held on Thursday, May 6, 2004, at 9:00 a.m., Central Daylight Time. You are cordially invited to attend. We will report on Bemis' results for 2003 and provide comments on the upcoming year. You will also have ample opportunity both before and after the meeting to meet and talk informally with the Directors and Officers of the Company. We hope you are able to attend. Whether or not you can attend the meeting, please take the time to vote your proxy.

        On behalf of the Board of Directors and all Bemis employees, thank you for your continued support of, and confidence in, the Bemis Company.

                      Sincerely,

                      Jeffrey H. Curler
                      President and Chief Executive Officer

BEMIS COMPANY, INC.
Notice of Annual Meeting of Stockholders
To Be Held May 6, 2004

        We will hold the Annual Meeting of Stockholders of Bemis Company, Inc. in the Main Lounge of the Minneapolis Club, 729 2nd Avenue South, Minneapolis, Minnesota, on Thursday, May 6, 2004, at 9:00 a.m., Central Daylight Time, for the following purposes:

  1.
  To elect four directors for a term of three years.

  2.
  To vote on ratification of the appointment of PricewaterhouseCoopers LLP, as independent auditors of the Company.

  3.
  To act upon a proposal to amend the Company's Restated Articles of Incorporation to increase the number of authorized shares of capital stock from 250,000,000 to 502,000,000.

  4.
  To transact such other business as may properly come before the meeting.

        Only stockholders of record at the close of business on March 12, 2004 will be entitled to receive notice of and to vote at the meeting.

                      By Order of the Board of Directors

                      James J. Seifert, Secretary

March 22, 2004

PLEASE DATE, SIGN AND RETURN THE ENCLOSED PROXY PROMPTLY

BEMIS COMPANY, INC.
222 South 9th Street, Suite 2300
Minneapolis, Minnesota 55402

PROXY STATEMENT
ANNUAL MEETING OF STOCKHOLDERS
MAY 6, 2004

SOLICITATION, EXECUTION AND REVOCATION OF PROXIES

        The Board of Directors of Bemis Company, Inc. (the "Company") is soliciting your proxy in connection with the Annual Meeting of Stockholders to be held on Thursday, May 6, 2004. The proxies will vote the shares represented by all properly executed proxies that we receive prior to the meeting and not revoked in accordance with your instructions. You may revoke your proxy at any time before it is voted by giving written notice of revocation to the Secretary of the Company.

        We will bear all costs of soliciting proxies, including reimbursement of banks, brokerage firms, custodians, nominees and fiduciaries for reasonable expenses they incur. Proxies may be solicited personally, by mail, by telephone, by fax, or by internet by directors, officers or other regular employees of the Company without remuneration other than regular compensation.

        The mailing address of our principal executive offices is 222 South 9th Street, Suite 2300, Minneapolis, Minnesota 55402. This Proxy Statement and the form of proxy, which is enclosed, are being mailed to stockholders commencing on or about March 22, 2004.

RECORD DATE, OUTSTANDING VOTING SECURITIES AND VOTING RIGHTS

        Only stockholders of record at the close of business on March 12, 2004 will be entitled to vote at the meeting. As of that date, the Company had outstanding                        shares of Common Stock. Each share entitles the stockholder of record to one vote. Cumulative voting is not permitted.

        All financial and share data in this Proxy Statement have been restated to reflect the two-for-one stock split, effected in the form of a 100 percent stock dividend, distributed on March 1, 2004 to holders of record at the close of business on February 17, 2004.

        Unless otherwise specified in the Proxy, a Company proxy will vote your proxy for the four nominees set forth herein, for the ratification of the appointment of PricewaterhouseCoopers LLP as independent auditors of the Company, and for the amendment of the Company's Restated Articles of Incorporation (the "Articles") to increase the authorized capital stock. The affirmative vote of the holders of a majority of the outstanding shares of Common Stock present in person or represented by proxy at the meeting and entitled to vote is required to elect each nominee as a director and to ratify the appointment of PricewaterhouseCoopers LLP as independent auditors of the Company. The affirmative vote of the holders of a majority of the outstanding shares of Common Stock entitled to vote is required to amend the Company's Articles to increase the authorized capital stock. Abstentions will be treated as shares that are present and entitled to vote. Abstentions will have the effect of a vote "against" the ratification of the selection of auditors and approval of the amendment of the Company's Articles to increase the authorized capital stock. If a broker indicates on the proxy card that it does not have discretionary authority to vote certain shares on a particular matter, it is referred to as a "broker non-vote." Broker non-votes will be treated as shares that are present and entitled to vote for purposes of determining the presence of a quorum, but will not be considered as voted for the purpose of determining the approval of the election of directors or ratification of the selection of auditors and will have the effect of a vote "against" the approval of the amendment of the Company's Articles to increase the authorized capital stock.

OWNERSHIP OF THE COMPANY'S SECURITIES

        The only persons known to us to beneficially own, as of December 31, 2003, more than 5 percent of the outstanding Common Stock of the Company are set forth in the following table.

Beneficial Owner	Number of Shares Beneficially Owned		Percent of Outstanding Shares(1)
Janus Capital Management LLC 100 Filmore Street Denver, Colorado 80206	5,760,990	(2)	5.4%
Kayne Anderson Rudnick Investment Management LLC 1800 Avenue of the Stars, Second Floor Los Angeles, California 90067	7,730,750	(3)	7.3%
U.S. Bancorp 601 Second Avenue South Minneapolis, Minnesota 55402	5,546,688	(4)	5.2%

(1)
Based on a total of 106,242,046 shares outstanding as of December 31, 2003.

(2)
Based on information contained in a Schedule 13G filed by such beneficial owner with the Securities and Exchange Commission on February 17, 2004.

(3)
Based on information contained in a Schedule 13G filed by such beneficial owner with the Securities and Exchange Commission on February 4, 2004.

(4)
Based on information contained in a Schedule 13G filed by such beneficial owner with the Securities and Exchange Commission on January 30, 2004. This number does not include 3,931,480 shares held as Trustee of the Bemis Investment Incentive Plan 401(k).

EQUITY COMPENSATION

        The following table details as of December 31, 2003:

  •
  The aggregate number of shares to be issued to all employees upon the exercise of outstanding stock options;

  •
  The weighted average exercise price of all outstanding options; and

  •
  The number of shares remaining available for future issuance upon equity compensation plans.

	Number of Shares to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Shares Remaining Available for Future Issuance Under Equity Compensation Plans (excluding securities reflected in column (a)) (c)
Equity Compensation Plans Approved by Security Holders	2,772,548	$18.73	3,252,888	(1)
Equity Compensation Plans Not Approved by Security Holders	0	N/A	0
TOTAL	2,772,548	$18.73	3,252,888	(1)

(1)
May be issued as options or restricted stock awards.

        The following table lists the beneficial ownership of Common Stock of the Company as of March 12, 2004, by each director, each nominee for director, each executive officer of the Company

named in the Summary Compensation Table on Page     of this Proxy Statement, and all directors and executive officers of the Company as a group.

Beneficial Owner	Number of Shares Beneficially Owned(1)(2)	Percent of Outstanding Shares
John G. Bollinger	13,968	*
William J. Bolton	13,968	*
Winslow H. Buxton	13,968	*
Jeffrey H. Curler	1,873,798	(3)%
David S. Haffner	0	*
Barbara L. Johnson	11,968	*
Loring W. Knoblauch	20,134	*
Nancy P. McDonald	579,966	(4) *
Roger D. O'Shaughnessy	11,968	*
Edward N. Perry	167,954	*
John H. Roe	2,746,328	(5)%
Thomas L. Sall	538,918	*
William J. Scholle	11,968	*
Gene H. Seashore	119,010
Henry J. Theisen	212,890	*
Gene C. Wulf	253,992	*
C. Angus Wurtele	21,968	*
All Directors and Executive Officers As a Group (19 persons)	6,818,550%

*
Less than 1 percent (1%).

(1)
Except as otherwise indicated in the notes below, the listed beneficial owner has sole voting and investment power with respect to such shares.

(2)
Includes shares which the following persons have a right to acquire upon exercise of stock options pursuant to the 1987 Bemis Stock Option Plan, 1994 Stock Incentive Plan and the 2001 Stock Incentive Plan as follows: William J. Bolton (10,000 shares); Jeffrey H. Curler (861,504 shares); Barbara L. Johnson (10,000 shares); Roger D. O'Shaughnessy (10,000 shares); John H. Roe (716,824 shares); Thomas L. Sall (275,026 shares); William J. Scholle (10,000 shares); Gene H. Seashore (50,652 shares); Henry J. Theisen (53,966 shares); Gene C. Wulf (131,882 shares); C. Angus Wurtele (10,000 shares); and all directors and executive officers as a group (2,205,098 shares). Includes grants under the 2001 Stock Incentive Plan issued on May 2, 2003 to Directors as follows: John G. Bollinger (1,968 shares); William J. Bolton (1,968 shares); Winslow H. Buxton (1,968 shares); Barbara L. Johnson (1,968 shares); Loring W. Knoblauch (1,968 shares); Nancy P. McDonald (1,968 shares); Roger D. O'Shaughnessy (1,968 shares); Edward N. Perry (1,968 shares); John H. Roe (1,968 shares); William J. Scholle (1,968 shares); and C. Angus Wurtele (1,968 shares). Also includes grants under the 1994 Bemis Stock Incentive Plan made subject to restrictions which have not as yet lapsed to all executive officers as a group (74,994 shares). Also includes grants under the Company's Time Accelerated Restricted Stock Award Program (TARSAP) as follows: Jeffrey H. Curler (312,680 shares); Thomas L. Sall (139,296 shares); Gene C. Seashore (54,326 shares); Henry J. Theisen (66,024 shares); Gene C. Wulf (79,592 shares); and all directors and executive officers as a group (866,472 shares). Also includes shares held by the Trustee of the Bemis Investment Incentive Plan as follows: Jeffrey H. Curler (27,114 shares); Thomas L. Sall (14,610 shares); Gene H. Seashore (8,140 shares); Henry J. Theisen (10,094 shares); Gene C. Wulf (10,122 shares); and all directors and executive officers as a group (74,702 shares).

(3)
Includes 94,020 shares in a trust of which Mr. Curler is a co-trustee in which he disclaims any beneficial ownership.

(4)
Includes 328,132 shares in trusts in which Mrs. McDonald has a beneficial interest. Also includes 9,822 shares, which is the proportionate number of shares held by a limited liability corporation in which Mrs. McDonald has an undivided 0.784 of one percent interest.

(5)
Includes 440,000 shares in a trust of which Mr. Roe is co-trustee, 161,244 shares owned by Mr. Roe's wife and 160,000 shares in a trust of which Mr. Roe's wife is a co-trustee in which he disclaims any beneficial interest.

INFORMATION WITH RESPECT TO DIRECTORS

        Directors are divided into three classes elected on a staggered basis for terms of three years. The Board of Directors has nominated four persons to the class of directors to be elected at the meeting. Mr. David S. Haffner was recommended to the Nominating and Corporate Governance Committee by the Company's Chief Executive Officer. Persons elected will hold office for a three-year term expiring in 2007 and will serve until their successors have been duly elected and qualified. Each nominee has indicated a willingness to serve as a director, but in case any nominee is not a candidate for any reason, proxies named in the accompanying proxy card may vote for a substitute nominee in their discretion.

Director Nominees for Terms Expiring in 2007

NANCY P. McDONALD, 65	Director Since 1982

        Mrs. McDonald is a director of Hillcrest Corporation, a position she has held for more than the past five years. She is Chair of the Community Relations Committee and a member of the Nominating and Corporate Governance Committee.

JEFFREY H. CURLER, 53	Director Since 1992

        Mr. Curler is President and Chief Executive Officer of the Company. He has been President since 1996, and Chief Executive Officer since 2000. He was Chief Operating Officer from 1998 to 2000. From 1982 to 1996, he served as President of Curwood, Inc., a subsidiary of the Company. Mr. Curler is also a director of Valspar Corporation. He is Chair of the Executive and Finance Committee.

ROGER D. O'SHAUGHNESSY, 61	Director Since 1997

        Mr. O'Shaughnessy is President and Chief Executive Officer of Cardinal Glass Industries, Inc., a private manufacturer of glass, including insulating glass units for window manufacturers. He has held this position for more than the past five years. He is a member of the Compensation Committee, the Executive and Finance Committee and the Nominating and Corporate Governance Committee.

DAVID S. HAFFNER, 51	Director-Nominee

        Mr. Haffner is President and Chief Operating Officer of Leggett & Platt, Inc., a Fortune 500 diversified manufacturing company. He has been President since 2002 and has served as Chief Operating Officer since 1999. He previously served as Executive Vice President of Leggett & Platt from 1995 to 2002. He is also a director of that corporation.

Directors Whose Terms Expire in 2006

WINSLOW H. BUXTON, 64	Director Since 1993

        Mr. Buxton retired in 2002 as Chairman of Pentair, Inc., a diversified manufacturing company which sells general industrial equipment and specialty products. He had been President and Chief Executive Officer from 1992 to 2000 and Chairman since 1993. He is a trustee of Underwriters Laboratories Inc. and a director of the Toro Company. He is Chair of the Compensation Committee and a member of the Executive and Finance Committee and the Nominating and Corporate Governance Committee.

JOHN G. BOLLINGER, 68	Director Since 1999

        Professor Bollinger is John Bascom Professor of Industrial Engineering, Emeritus and Emeritus Dean of the College of Engineering, University of Wisconsin, Madison. He served as Dean of the College of Engineering for 18 years and a faculty member for 40 years. He is a director of Andrew Corporation, Cummins-Allison Corporation and Berbee Information Networks Corporation. He is a member of the Community Relations Committee and the Nominating and Corporate Governance Committee.

WILLIAM J. BOLTON, 57	Director Since 2000

        Mr. Bolton is currently a consultant to the food distribution industry. He was Executive Vice President of SUPERVALU, Inc. and President and Chief Operating Officer Corporate Retail from 1997 to 2000. SUPERVALU is a food distribution and food retailing company. From 1995 to 1997 he was Chairman and Chief Executive Officer of Bruno's, a supermarket company. He is a member of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee.

BARBARA L. JOHNSON, 52	Director Since 2002

        Ms. Johnson is Vice President and Treasurer of Carleton College, Northfield, Minnesota, a position she has held since 2000. Prior to that she was Vice President for Finance and Administration of Mars Hill College, Mars Hill, North Carolina from 1997 to 2000 and Assistant Controller of the Ohio State University, Columbus, Ohio from 1990 to 1997. She is a member of the Audit Committee and the Nominating and Corporate Governance Committee.

Directors Whose Terms Expire in 2005

JOHN H. ROE, 64	Director Since 1978

        Mr. Roe is Chairman of the Board, a position he has held since 1996. He was Chief Executive Officer of the Company from 1990 to 2000. He is also a director of the Andersen Corporation and a trustee of Great Northern Iron Ore Properties. He is a member of the Executive and Finance Committee.

EDWARD N. PERRY, 57	Director Since 1992

        Mr. Perry has been engaged in the private practice of law in the Boston, Massachusetts area since 1982 and is of counsel to the law firm of Perkins, Smith & Cohen, LLP. He was a partner at Perkins, Smith & Cohen, LLP from 1990 to 2003. He is a member of the Audit Committee, the Executive and Finance Committee and the Nominating and Corporate Governance Committee.

LORING W. KNOBLAUCH, 62	Director Since 1993

        Mr. Knoblauch is President and Chief Executive Officer of Underwriters Laboratories Inc., a company engaged in the business of public safety testing. He has held that position since 2001. From 1997 to 2000, Mr. Knoblauch was President and Chief Executive Officer of Talon Automated Equipment Company, a manufacturer of food processing equipment. From 1994 to 1997, Mr. Knoblauch was President-International of Hubbell Incorporated, a manufacturer of electrical products for the construction industry and electric power companies. He is Chair of the Audit Committee and a member of the Nominating and Corporate Governance Committee.

WILLIAM J. SCHOLLE, 57	Director Since 2001

        Mr. Scholle is Chairman and Chief Executive Officer of Scholle Corporation, a private company, headquartered in Irvine, California, engaged in bag-in-box packaging, metallized plastics and paper, flexible shipping containers, marine salvage devices and battery electrolyte. Mr. Scholle has held this position for more than the past five years. He is a member of the Executive and Finance Committee, the Community Relations Committee and the Nominating and Corporate Governance Committee.

Compensation of Directors

        Each Director who is not an officer of the Company is paid an annual fee of $45,000. The chairs of the Committees of the Board receive an additional $5,000. Under the Company's Long-Term Deferred Compensation Plan, Directors may defer all, or a part of, their compensation and two directors elected to do so in 2003. Directors who are not officers of the Company and who have not been officers of the Company receive an option to purchase 10,000 shares of Common Stock of the Company at the time they become directors with an exercise price equal to the market value on the date of grant. Each such option is for ten years and is exercisable one year from the date of grant. At the time of re-election each re-elected Director receives the value of one year's annual compensation equal to $45,000 in the form of Bemis Stock. Directors who are officers of the Company receive no compensation for service on the Board of Directors.

        Each of the Company's Directors, who is not an officer of the Company, receives $1,000 for each Committee meeting that they attend. No additional fees are paid for attending Board Meetings or for any other reason. No Director receives any pension or retirement benefit for services rendered as a Director. No Director has a consulting agreement or arrangement with the Company.

The Board of Directors and Its Committees

        The Board provides a process for stockholders to send communications to the Board or any of the Directors. Stockholders may send written communications to the Board or any of the Directors c/o Secretary, Bemis Company, Inc., 222 South 9th Street, Suite 2300, Minneapolis, Minnesota 55402. All communications will be compiled by the Secretary of the Company and submitted to the Board or the individual Directors on a periodic basis.

        All members of the Board of Directors attended the Annual Shareholders Meeting in 2003. The Board does not have a formal written policy requiring members to attend the Shareholders Meeting, although all members have traditionally attended.

        The Board of Directors held five meetings during the year ended December 31, 2003. All Directors attended at least 75 percent of Board meetings and meetings of committees on which they served. The Board has determined that all Directors with the exception of Messrs. Curler and Roe are "independent" as that term is defined in the applicable listing standards of the New York Stock Exchange. Mr. Scholle is President and Chief Executive Officer of Scholle Corporation. The Company has purchased, at market competitive prices, metallized film and metallized services from a subsidiary of Scholle Corporation. The Board has determined that Mr. Scholle is "independent" as that term is defined in the listing standards of the New York Stock Exchange. The Board of Directors has an Executive and Finance Committee, an Audit Committee, a Community Relations Committee, a Compensation Committee and a Nominating and Corporate Governance Committee.

        The Executive and Finance Committee did not meet in 2003. It has such powers as are delegated to it by the full Board.

        The Audit Committee held four meetings in 2003. The Audit Committee's principal function is to assist the Board by performing the duties described in the Audit Committee Charter. All members of the Audit Committee are "independent" as that term is defined in the applicable listing standards of the New York Stock Exchange. In addition, the Board has determined that all members of the Audit Committee are financially literate and that William J. Bolton is an audit committee financial expert as defined by the Securities and Exchange Commission. A copy of the Audit Committee Charter is attached as Exhibit A.

        The Community Relations Committee held one meeting in 2003. It oversees the activities of the Bemis Foundation, including the appropriate level of corporate giving to the Foundation and the governance of, and dispositions by, the Foundation. The Foundation is the primary vehicle through which the Company makes charitable contributions. The Committee makes recommendations thereon to the Board.

        The Compensation Committee held two meetings in 2003. It approves the compensation of the principal officers and also reviews management's recommendations on officer and key employee compensation, company-wide compensation structure, benefit plans and benefit awards and payouts. All members of the Compensation Committee are "independent" as that term is defined in the applicable listing standards of the New York Stock Exchange. The Compensation Committee performs the duties described in the Compensation Committee Charter.

        The Nominating and Corporate Governance Committee held four meetings in 2003. All members of the Nominating and Corporate Governance Committee are "independent" as that term is defined in the applicable listing standards of the New York Stock Exchange. The Nominating and Corporate Governance Committee performs the duties described in the Nominating and Corporate Governance Committee Charter. Among other things, the Committee recommends nominees for election to the Board of Directors, reviews the performance of the highest ranking officer and other senior officers and recommends to the full Board a successor should the position of highest-ranking officer become vacant. The Nominating and Corporate Governance Committee will consider names of nominees to the Board submitted by stockholders in writing addressed to the attention of the Nominating and Corporate Governance Committee at the executive offices of the Company in Minneapolis, Minnesota.

        In accordance with the listing standards of the New York Stock Exchange, C. Angus Wurtele has been designated as the presiding director for non-management director meetings. Bemis' non-management directors meet at regularly scheduled executive sessions without management at which Mr. Wurtele presides.

        You can electronically access all of our committee charters and our standards of business conduct at the Company's website at www.bemis.com or by writing to us at Bemis Company, Inc., 222 South 9th Street, Suite 2300, Minneapolis, Minnesota 55402, Attention: Company Secretary. We have adopted a Financial Code of Ethics that is filed as an exhibit to our Annual Report on Form 10-K. We intend to post on our website any amendments to, or waivers from, a provision of the Financial Code of Ethics promptly following the date of such amendment or waiver.

        Bemis hires Sullivan Associates, Inc., a search firm, to help identify and facilitate the screening and interview process of director nominees. To be considered by the Committee, a director-nominee must have experience as a Board member or senior officer of a public or private company or have achieved national prominence in a relevant field as a faculty member. In addition to these minimum requirements, the Committee will also evaluate whether the nominee's skills are complementary to the existing Board members' skills, and the Board's needs for operational, management, financial, international, technological or other expertise. The search firm screens the candidates, does reference checks, prepares a biography for each candidate for the Committee to review and helps set up interviews. The Committee, the Chairman of the Board and the Company's Chief Executive Officer interview candidates that meet the criteria, and the Committee selects nominees that best suit the Board's needs. Bemis paid Sullivan Associates, Inc. a fee for performing these services in connection with the nomination of Mr. Haffner.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Securities Exchange Act of 1934 requires that directors, executive officers and persons who own more than 10 percent of the Company's Common Stock file initial reports of ownership of the Company's Common Stock and changes in such ownership with the Securities and Exchange Commission. To the Company's knowledge, based solely on a review of copies of forms submitted to the Company during and with respect to 2003 and on written representations from our directors and executive officers, all required reports were filed on a timely basis during 2003.

CERTAIN RELATIONSHIPS AND CERTAIN TRANSACTIONS

        During 2003, the Company and its subsidiaries purchased, at market competitive prices, approximately $9,618,000 of polyester and polyester copolymer products from Pacur, Inc. Ron Johnson, brother-in-law of Jeffrey H. Curler, is President of Pacur, Inc.

        During 2003, the Company and its subsidiaries purchased, at market competitive prices, approximately $2,934,000 of metallized film and metallizing services from Vacumet Corporation. Vacumet is a subsidiary of Scholle Corporation. William J. Scholle, a director of the Company, is President and Chief Executive Officer of Scholle Corporation.

        At the request of the Audit Committee, consisting entirely of outside directors, PricewaterhouseCoopers LLP conducted a review of the above transactions. Based on PricewaterhouseCoopers LLP's report, the Audit Committee determined that these transactions were at least as fair to the Company as if they had been consummated with non-related parties.

EXECUTIVE COMPENSATION

        The following table contains certain information concerning the compensation paid for the last three years to the Chief Executive Officer of the Company and each of its four other most highly compensated executive officers. All financial and share data have been restated to reflect the two-for-one stock split, effected in the form of a 100 percent stock dividend, distributed on March 1, 2004.

SUMMARY COMPENSATION TABLE

Long-Term Compensation
		Annual Compensation		Awards
Name and Principal Position	Year	Salary	Bonus(1)	Restricted Stock Awards(2)	Stock Options (# of Shares)	Payouts LTIP(3)	All Other Compensation(4)
Jeffrey H. Curler President and Chief Executive Officer	2003 2002 2001	$820,000 760,000 700,000	$0 1,033,600 491,865	$1,551,930 1,006,862 1,489,437	82,282 53,872 122,146	$398,262 839,247 939,647	$6,074 5,960 6,442
Thomas L. Sall Senior Vice President	2003 2002 2001	$500,000 490,000 460,000	$150,000 548,800 314,907	$662,412 511,915 636,714	35,120 27,390 52,216	$226,352 336,070 342,790	$5,460 6,270 9,022
Henry J. Theisen Vice President	2003 2002 2001	$450,000 400,000 325,000	$135,000 448,000 275,438	$596,156 417,883 839,065	31,608 22,358 —	$594,120 — —	$5,364 4,630 —
Gene C. Wulf Vice President	2003 2002 2001	$400,000 350,000 290,000	$110,000 350,000 128,856	$454,214 264,982 261,116	24,082 14,176 21,414	$94,510 126,534 122,872	$5,268 4,828 4,938
Gene H. Seashore Vice President	2003 2002 2001	$310,000 275,000 240,000	$77,500 258,500 130,900	$316,838 195,687 151,132	16,798 10,470 12,392	$9,791 111,170 —	$5,095 4,003 4,595

(1)
Includes performance bonuses which were paid out in early February of the following year (i.e., the bonuses shown for the Chief Executive Officer and the other named executive officers for 2003 was earned in 2003 but paid to them in February 2004). See "Report of the Board Compensation Committee" herein.

(2)
The five named executive officers hold five-year TARSAPs granted annually with a possible payout (in whole or in part) after three years upon the Company achieving certain pre-established performance targets. The values shown are derived by multiplying the number of shares awarded by the market price of the shares on the date of grant. As of December 31, 2003, eight grantees (including the five named executive officers) held grants for 469,662 shares of restricted stock with an aggregate value of $11,741,550, based on the Company's closing market price on such date ($25.00).

(3)
As of December 31, 2003, the six-year performance-based restricted award made January 1, 1998 matured, and upon verification by the Compensation Committee that the performance targets had partially been met, 34.875 percent of the award was paid out to Messrs. Curler, Sall and Wulf on January 28, 2004, the remaining 65.125 percent was forfeited. Also, as of December 31, 2003, pre-established three-year performance targets for the five-year TARSAPs granted in 2001 were met. Upon verification by the Compensation Committee that the performance targets had partially been met, 4.4 percent of the 2001 awards were paid out on January 28, 2004. The dollar values stated above for 2003 are the product of the number of shares paid out times the fair market price of $47.30 (pre-split) on January 28, 2004. All named individuals, except Mr. Theisen, received payouts under the 2001 grant. Messrs. Curler, Sall and Wulf also received a final payout on January 2, 2004, from TARSAPs granted in 1999. Mr. Theisen received a vested payout on January 2, 2004, from a 1998 Stock Award he received prior to becoming an executive officer.

(4)
All other compensation for all named executive officers consists of life insurance premiums paid by the Company and the Company's matching contribution on the Bemis Investment Incentive Plan (the Company's 401(k) plan), in the following respective amounts for 2003: Jeffrey H. Curler $1,574 and $4,500; Thomas L. Sall $960 and $4,500; Henry J. Theisen $864 and $4,500; Gene C. Wulf $768 and $4,500; and Gene H. Seashore $595 and $4,500.

STOCK OPTIONS

        The following table summarizes option grants made during 2003 to the executive officers named in the Summary Compensation Table. All financial and share data have been restated to reflect the two-for-one stock split, effected in the form of a 100 percent stock dividend, distributed on March 1, 2004.

OPTION GRANTS IN 2003

					Potential Realizable Value At Assumed Annual Rates Of Stock Appreciation for Option Term(3)
Name	Options Granted(1)	Percent Of Total Options Granted(2)	Exercise Price	Expiration Date
					5%	10%
Jeffrey H. Curler	82,282	37.4%	$24.815	01/01/13	$1,284,422	$3,254,253
Thomas L. Sall	35,120	16.0%	$24.815	01/01/13	548,223	1,388,996
Henry J. Theisen	31,608	14.4%	$24.815	01/01/13	493,401	1,250,096
Gene C. Wulf	24,082	10.9%	$24.815	01/01/13	375,920	952,443
Gene H. Seashore	16,798	7.6%	$24.815	01/01/13	262,217	664,361

(1)
Options were granted January 1, 2003 and vest over the first three years of the ten-year option term. All options were granted at the fair market value of the shares on the date of grant.

(2)
Reflects the percent of options granted to all employees during the year.

(3)
Potential realizable values shown above represent the potential gains based upon annual compound price appreciation of 5 percent and 10 percent from the date of grant through the full option term.

  The actual value realized, if any, on stock option exercises will be dependent upon overall market conditions and the future performance of the Company and its Common Stock. There is no assurance that the actual value realized will approximate the amounts reflected in this table.

        The following table shows the option exercises in 2003 and the total number of unexercised options and the aggregate dollar value of the in-the-money unexercised options held by the executive officers named in the Summary Compensation Table as of December 31, 2003.

OPTION EXERCISES IN 2003
AND AGGREGATED YEAR END OPTION VALUES

	Options Exercised In 2003(1)		Number Of Unexercised Options At Year End		Value Of Unexercised In-The-Money Options At Year End(2)
Name	Shares Acquired	Value Realized	Presently Exercisable	Not Presently Exercisable	Presently Exercisable	Not Presently Exercisable
Jeffrey H. Curler	—	—	702,594	158,910	$4,593,975	$699,200
Thomas L. Sall	—	—	204,242	70,784	964,866	157,023
Henry J. Theisen	—	—	7,452	46,514	3,055	6,112
Gene C. Wulf	—	—	91,212	40,670	402,005	66,995
Gene H. Seashore	—	—	22,742	27,910	69,318	39,929

(1)
Value of exercised options is calculated by determining the difference between the fair market value of the shares underlying the options at the date of exercise and the exercise price of the options.

(2)
Value of unexercised options is calculated by determining the difference between the fair market value of the shares underlying the options at December 31, 2003 ($25.00 per share) and the exercise price of the options.

LONG-TERM INCENTIVE PLANS-AWARDS IN 2003

			Estimated Future Payouts Under Non-Stock Price-Based Plans (# of Shares)
Name	Number of Shares, Units or Other Rights Granted(1)	Performance or Other Period Until Maturation or Payout
			Threshold(1)	Maximum(1)
Jeffrey H. Curler	62,540	Five Years	62,540	62,540
Thomas L. Sall	26,694	Five Years	26,694	26,694
Henry J. Theisen	24,024	Five Years	24,024	24,024
Gene C. Wulf	18,304	Five Years	18,304	18,304
Gene H. Seashore	12,768	Five Years	12,768	12,768

(1)
All awards reflected above are TARSAPs granted under the 2001 Bemis Stock Incentive Plan on January 1, 2003. All grantees are eligible to receive all of the shares shown above upon the expiration of a five-year restrictive period. If the Company achieves certain performance measures in three years, grantees may then receive from zero to 100 percent of their award according to a pre-established matrix. During the restrictive period, grantees receive payments equal to the dividends which would have been paid if the underlying stock had been distributed. See "Report of the Board Compensation Committee" herein.

MANAGEMENT AGREEMENTS

        The Company has Management Agreements ("Agreements") with Mr. Curler and the other executive officers that become effective only upon a Change in Control Event. A Change in Control Event is deemed to have occurred if any person acquires or becomes a beneficial owner, directly or indirectly, of securities of the Company representing 30 percent or more of the combined voting power of the Company's then outstanding securities entitled to vote generally in the election of directors, or 30 percent or more of the then outstanding shares of Common Stock of the Company. If, following a Change in Control Event, an executive officer is terminated involuntarily or constructively involuntarily terminated (as defined in the Agreements), such executive officer will be entitled:

  (i)
  to immediately receive from the Company or its successor, a cash payment in an amount equal to three times the sum of (1) the salary received by the executive during the last preceding calendar year and (2) the highest annual bonus award (BEIP) received by the executive during the previous five years; and

  (ii)
  for three years after the "Involuntary Termination" or "Constructive Involuntary Termination", to participate in any health, disability and life insurance plan or program in which the executive was entitled to participate immediately prior to the Change in Control Event; but notwithstanding anything to the contrary above, the executive shall not be entitled to benefits under subparagraph (i) or (ii) above for any time following the executive's sixty-fifth (65th) birthday.

REPORT OF THE BOARD COMPENSATION COMMITTEE

        The Compensation Committee of the Board of Directors is composed entirely of independent directors. The Committee is responsible for establishing executive compensation policies and setting the total compensation for all officers, including the most highly compensated officers named in the accompanying tables. Beginning in 2002, the Committee engaged the services of Mercer Human Resource Consulting as the Committee's compensation consultant. The following report describes the Company's executive compensation philosophy and programs. It also discusses the factors considered by the Committee in determining the compensation of the Chief Executive Officer and the other officers of the Company in 2003 and the impact of the consultant's recommendation with respect to 2003 and beyond.

EXECUTIVE COMPENSATION PHILOSOPHY

        The Company's executive compensation philosophy has remained the same for several years: to attract, retain and motivate a top quality, experienced, performance-oriented senior management team. The officer compensation program is designed to help meet this important objective.

        The guiding principles of the Company's officer compensation program are:

  •
  Create a strong and direct link between officer compensation and the Company's financial and stock performance.

  •
  Provide a fair and competitive base salary, with a bonus opportunity tied to the Company's annual financial performance. Annual bonus awards will vary significantly in relation to changes in financial performance and compensate the officers, as a group, with premium pay for superior financial results, and below average pay for below average financial results.

  •
  Create a significant and meaningful long-term incentive tied to the Company's long-term growth, financial success and return to shareholders. Incentives will vest over a sufficiently long period of time to retain management and encourage long-range succession planning.

EXECUTIVE COMPENSATION PROGRAM

        In 2002, Mercer Human Resource Consulting ("Mercer") conducted a comprehensive review of the Company's executive compensation philosophy and programs. On the basis of this review, Mercer made several recommendations. The Committee reviewed the Mercer report and met with them to discuss their findings. The Committee then initiated changes to officer compensation in 2003, the basis of the program set out below.

Annual Compensation Component

        The target total cash compensation (salary plus bonus) for officers was set based on the Mercer review of comparable companies (see "Executive Compensation 2003"). Achievement of a 100 percent bonus payout is dependent on the amount of increase in the Company's earnings per share over the previous year. The Committee also provides an additional 10 percent bonus opportunity tied to the increase in the Company's sales over the previous year. The Committee reserves the right to decrease Mr. Curler's bonus and to decrease or increase any other officer's bonus based on individual performance.

Long-Term Component

        For 2003, the long-term component was a traditional Time Accelerated Restricted Stock Award Program ("TARSAP") having a three-year performance component and a grant of ten-year stock options. The amount of both the TARSAP award and the number of stock options was based upon a percentage of an officer's base salary for the succeeding year.

        For 2004, the Committee determined that the long-term component shall be made up entirely of TARSAP Restricted Shares and no options. The formula for determining the amount of Restricted Shares under the TARSAP will remain unchanged.

EXECUTIVE COMPENSATION 2003

        The impact of the 2002 Executive Compensation Study conducted by Mercer and presented to the Committee for approval did not change the Company's executive compensation philosophy as outlined above. However, it did indicate that the Company's overall pay has trailed its performance among its peers. Using total shareholder return as the indicator, Bemis over the last five-year period ranked at the 87th percentile compared to its peer group(1). As a result, the Committee approved a total cash pay proposal for 2003 that goes from the 53rd percentile to the 68th percentile, and when combined with long-term compensation, moved from the 42nd to the 58th percentile as compared to the peer group.

(1)
The Compensation Peer Group selected by Mercer includes all of the companies, except Avery Dennison, used in the Performance Group on Page     in addition to the following: Solutia, Pactiv, Bowater, Rock-Tenn and Aptargroup.

        The annual bonus opportunity for the Chief Executive Officer was moved from 68 percent of salary to 80 percent of salary. For the other executive officers as a group, the bonus opportunity at the target performance was adjusted from a range of between 30 to 56 percent of salary to a range of between 35 to 60 percent of salary. The base pay plus the bonus is the total cash component. With respect to the 2003 long-term component, the Committee left in place the same formula for stock options and TARSAPs described above based upon a percentage of an officer's base pay for the succeeding year.

MR. CURLER'S COMPENSATION FOR 2003 and 2004

        On January 1, 2004, and for the balance of 2004, Mr. Curler's annual salary will remain at $820,000. Mr. Curler's salary during 2003 was $820,000. Mr. Curler received a bonus of $0 in

February 2004, pursuant to the 2003 bonus plan formula which called for EPS growth for any bonus to be paid in 2003, compared with a bonus of $1,033,600 the previous year. The bonus was calculated according to the bonus formula established by the Committee at the beginning of the year. As of January 1, 2004, pursuant to the Company's Long-Term Compensation Program, Mr. Curler was awarded a TARSAP for 106,000 shares.

THE COMPENSATION COMMITTEE

  Winslow H. Buxton, Chair
  William J. Bolton
  Roger D. O'Shaughnessy
  C. Angus Wurtele

BEMIS RETIREMENT PLAN

        The Bemis Retirement Plan (the "Retirement Plan") is a noncontributory defined benefit plan with a social security offset which provides benefits determined primarily by final average salary and years of service. The Company also maintains a supplemental program for certain executives which waives the reduction factors normally applicable upon early retirement and provides certain benefits which cannot be provided by the Retirement Plan due to Internal Revenue Code limitations. Benefits under the supplemental program are paid directly by the Company. The following table shows estimated annual retirement benefits under the Retirement Plan and supplemental program which would be payable at age 65 as a straight life annuity. The benefits shown in the table below do not reflect the statutory limitations.

PENSION PLAN TABLE
Years of Credited Service at Normal Retirement Date

Final Average Salary	15	20 and Above
$300,000	$104,472	$139,296
400,000	141,972	189,296
500,000	179,472	239,296
600,000	216,972	289,296
700,000	254,472	339,296
800,000	291,972	389,296
900,000	329,472	439,296
1,000,000	336,972	489,296
1,100,000	404,472	539,296
1,200,000	441,972	589,296

        Compensation covered by the Retirement Plan for purposes of calculating final average salary includes salary and bonus amounts stated on the Summary Compensation Table. The estimated credited years of service as of December 31, 2003, for each of the named executive officers are as follows: Jeffrey H. Curler 30 years; Thomas L. Sall 25 years; Gene C. Wulf 28 years; Henry J. Theisen 28 years; and Gene H. Seashore 24 years.

PERFORMANCE GRAPH

        The following graph shows the cumulative total return to holders of the Common Stock of the Company for the last five years. The graph also shows the cumulative total return of the Standard & Poor's 500 Stock Index and an index of a group of peer companies against which the Company competes and the performance of which the Company is often compared by financial analysts. The total return to stockholders of those companies comprising the peer group are weighted according to their stock market capitalization. The companies in the peer group are: Avery Dennison Corporation, Ball Corporation, Crown Cork & Seal Company, Inc., Owens-Illinois, Inc., Sealed Air Corporation, and Sonoco Products. The peer group is the same as last year. The graph assumes the investment of $100 in each group on the last trading day of 1998 at the closing price, and the reinvestment of all dividends when and as paid.

	Cumulative Total Return
	12/98	12/99	12/00	12/01	12/02	12/03
Bemis Company	100.00	94.38	93.55	140.50	144.66	149.42
S & P 500	100.00	121.04	110.02	96.95	75.52	97.18
Peer Group	100.00	103.73	66.24	78.18	89.57	97.21

REPORT OF THE AUDIT COMMITTEE

        The Company's Audit Committee is composed of four independent non-employee directors. It is responsible for overseeing the Company's financial reporting and the Company's controls regarding accounting and financial reporting. In performing its oversight function, the Committee relies upon advice and information received in written form and in its quarterly discussions with the Company's management, the Company's Internal Audit Manager and the Company's independent auditors, PricewaterhouseCoopers LLP. Both the Internal Audit Manager and PricewaterhouseCoopers have direct access to the Audit Committee at any time on any issue of their choosing and the Committee has the same direct access to PricewaterhouseCoopers and the Internal Audit Manager. The Committee meets privately with the Internal Audit Manager and privately with PricewaterhouseCoopers at least once a year.

        Specifically, the Committee has (i) reviewed and discussed the Company's audited financial statements for the fiscal year ended December 31, 2003 with the Company's management; (ii) met and discussed the financial statements and related issues with the Company's Internal Audit Manager and senior management; (iii) met and discussed with PricewaterhouseCoopers the matters required to be discussed by Statement on Auditing Standards No. 61 regarding communication with audit committees (Codification of Statements on Auditing Standards, AU sec. 380); and (iv) received the written disclosures and the letter from PricewaterhouseCoopers required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees).

INDEPENDENT AUDITOR FEES

        The following table presents aggregate fees for professional audit services rendered by PricewaterhouseCoopers for the audit of the Company's annual financial statements for the years ended December 31, 2003 and 2002, and fees billed for other services rendered by PricewaterhouseCoopers during those periods. Certain amounts for 2002 have been reclassified to conform to the 2003 presentation.

	2003	2002
Audit Fees(1)	$888,508	$696,000
Audit-Related Fees(2)	103,706	217,117
Tax Fees(3)	152,971	164,799
All Other Fees(4)	31,658	18,766

Total Fees	$1,176,843	$1,096,682

(1)
Audit Fees—These are fees for professional services performed by PricewaterhouseCoopers for the audit of the Company's annual financial statements and review of financial statements included in the Company's 10-Q filings, and services that are normally provided in connection with statutory and regulatory filings or engagements.

(2)
Audit-Related Fees—These are fees for the assurance and related services performed by PricewaterhouseCoopers that are reasonably related to the performance of the audit or review of the Company's financial statements. For 2002 and 2003, this consists primarily of employee benefit plan audits and acquisition/disposition transaction assistance.

(3)
Tax Fees—These are fees for professional services performed by PricewaterhouseCoopers with respect to tax compliance, tax advice and tax planning. For 2002 and 2003, this includes review and/or preparation of certain foreign tax returns and tax services related to participants in the Company's expatriate program.

(4)
All Other Fees—These are fees for permissible work performed by PricewaterhouseCoopers that does not meet the above categories, mainly related to compliance with the Sarbanes-Oxley Act and other government regulations.

        During fiscal year 2003, the Audit Committee approved all audit and non-audit services provided to the Company by our independent auditor prior to management engaging the auditor for that purpose. The Committee's current practice is to consider for pre-approval annually all audit and non-audit services proposed to be provided by our independent auditors. In making its recommendation to appoint PricewaterhouseCoopers as the Company's independent auditor, the Audit Committee has considered whether the provision of the non-audit services rendered by PricewaterhouseCoopers is compatible with maintaining that firm's independence.

        Based on their review and the discussions with management, the Internal Audit Manager and PricewaterhouseCoopers referred to above, the Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2003 for filing with the Securities and Exchange Commission.

THE AUDIT COMMITTEE

  Loring W. Knoblauch, Chairman
  William J. Bolton
  Barbara L. Johnson
  Edward N. Perry

APPOINTMENT OF AUDITORS

        A further purpose of the meeting is to vote on the ratification of the appointment of independent auditors for the year ending December 31, 2004. While neither Missouri law, the Company's Restated Articles of Incorporation nor the Company's Bylaws require submission to the stockholders the question of appointment of auditors, it has been the policy of the Company's Board of Directors since 1968 to submit the matter for stockholder consideration in recognition that the basic responsibility of the auditors is to the stockholders and the investing public. Therefore, the Audit Committee of the Board of Directors recommends stockholder ratification of the appointment of PricewaterhouseCoopers LLP, which has served as independent public auditor for the Company for more than 85 years. If the stockholders do not ratify this appointment, the Audit Committee will consider other independent auditors. A representative of PricewaterhouseCoopers LLP will be present at the meeting, with the opportunity to make a statement and to respond to questions.

        The proxies will vote your proxy for ratification of the appointment of PricewaterhouseCoopers LLP unless you specify otherwise in your proxy.

        THE AUDIT COMMITTEE RECOMMENDS A VOTE FOR RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP.

PROPOSAL TO APPROVE THE AMENDMENT OF
THE RESTATED ARTICLES OF INCORPORATION TO
INCREASE THE AUTHORIZED CAPITAL STOCK

        On January 29, 2004, the Board of Directors approved a stock split in the form of a 100 percent stock dividend on outstanding shares of the Company's Common Stock distributed on March 1, 2004 to stockholders of record on February 17, 2004. The Board of Directors also approved an amendment of the Company's Restated Articles of Incorporation (the "Articles") to increase the authorized capital stock of the Company from 250,000,000 shares, of which 248,000,000 are Common Stock and 2,000,000 are Series Preferred Stock, to 502,000,000 shares, of which 500,000,000 would be Common Stock and 2,000,000 would be Series Preferred Stock. This increase would be effected by amending Section 3 of the Articles to read as follows in its entirety:

          "3.    The number of shares that this Company shall have the authority to issue shall be five hundred two million (502,000,000) shares divided into two (2) classes of which five hundred million (500,000,000) shall be Common Stock, $.10 par value per share. Two million (2,000,000) shares shall be Series Preferred Stock, $1.00 par value per share."

        The additional shares will be used both to replenish the shares used to implement the stock split and to authorize shares of Common Stock to be used for general corporate purposes. The Board of Directors directed that this amendment to increase the authorized capital stock be submitted to a vote of the stockholders at the meeting. The Board of Directors approved, subject to obtaining stockholder approval, that the Articles be amended and restated in their entirety to give effect to the amendment of Section 3 of the Articles.

        The Board of Directors considers it desirable to have additional authorized shares of capital stock available to the Company for possible future stock offerings, acquisitions, stock awards and options, stock dividends or stock splits and for other general corporate purposes. Authorization of additional shares of capital stock will allow the Board of Directors to move promptly to issue additional shares, if appropriate opportunities should arise, without the delay and expense of calling a special meeting of stockholders.

        The Company has no current plans, arrangements or understandings regarding the issuance of any of the additional shares of capital stock for which authorization is sought, and there are no negotiations pending with respect to the issuance thereof for any purpose. If the stockholders approve the increase in the authorized number of shares of capital stock, the additional shares may be issued at such time and on such terms and conditions as the Board of Directors may determine without further approval by the stockholders. Stockholders do not have preemptive rights with respect to the current authorized capital stock.

        Stockholders should be aware that the increase in the Company's authorized capital stock could have an anti-takeover effect since new shares could be issued to dilute the stock ownership of a person attempting to acquire control of the Company. The proposed increase has not, however, been proposed for an anti-takeover-related purpose, and the Board of Directors has no current knowledge of any current efforts by a third party to effect a change in control of the Company.

        The affirmative vote of a majority of the outstanding shares of Common Stock will be required for approval of the amendment of the Articles to increase the authorized capital stock.

        THE BOARD RECOMMENDS A VOTE FOR APPROVAL OF THE AMENDMENT OF THE RESTATED ARTICLES OF INCORPORATION TO INCREASE THE AUTHORIZED CAPITAL STOCK.

STOCKHOLDER SUBMISSIONS

        We must receive all stockholder proposals to be presented at the 2005 annual meeting of stockholders that are requested to be included in the Proxy Statement and form of proxy relating thereto not later than November 24, 2004.

        Stockholder proposals to be brought before any meeting of stockholders or nominations of persons for election as a director at any meeting of stockholders must be made pursuant to timely notice in writing to the Secretary of the Company. To be timely, notice by the stockholder must be delivered or received at the Company's principal executive offices not less than 90 days before the first anniversary of the preceding year's annual meeting. If, however, the date of the annual meeting is more than 30 days before or after such anniversary date, notice by a stockholder shall be timely only if delivered or received not less than 90 days before such annual meeting, or, if later, within 10 business days after the first public announcement of the date of such annual meeting. The notice must set forth certain information concerning such proposal or such stockholder and the nominees, as specified in the Company's Bylaws. The presiding officer of the meeting will refuse to acknowledge any proposal not made in compliance with the foregoing procedure.

        The Board of Directors is not aware of any other matters to be presented at the meeting. However, if any matter other than those referred to above should come before the meeting, it is the intention of the persons named in the enclosed proxy to vote such proxy in accordance with their best judgment.

HOUSEHOLDING

        In 2002, the SEC approved a new procedure, called "householding", concerning the delivery of proxy information to stockholders. Under householding stockholders who share the same last name and address, and do not participate in electronic delivery, will receive only one copy of the proxy materials, including the Company's Annual Report to Stockholders. The Company initiated householding to reduce printing costs and postage fees.

        Stockholders wishing to continue to receive multiple copies of proxy materials may do so by completing and returning the "opt out" card previously mailed to you or by notifying the Company in writing or by telephone at: Bemis Company, Inc., Stockholder Services, 222 South 9th Street, Suite 2300, Minneapolis, Minnesota 55402, 612-376-3000. Upon such request, the Company will promptly deliver copies of the proxy materials to a stockholder at a shared address to which a single copy of the documents was delivered.

        Stockholders who share an address (but not the same last name) may request householding by notifying the Company at the above-referenced address or telephone number.

                      By Order of the Board of Directors

                      James J. Seifert, Secretary

EXHIBIT A

BEMIS COMPANY, INC.
AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
COMMITTEE CHARTER

Purpose

        This charter establishes the responsibilities of the Audit Committee ("Committee") of the Board of Directors ("Board") of Bemis Company, Inc. ("Company"). The Committee has oversight responsibility for the integrity and fair presentation of the Company's financial reporting. The Committee is directly responsible for the selection, compensation and oversight of the work of the Company's outside auditor. The Committee will meet with financial executive management, outside auditors and internal audit manager to assess the Company's internal controls and the outside auditor's independence.

Membership

        The Committee shall consist of a minimum of three (3) Company Directors. Each member shall meet the independence requirements of the New York Stock Exchange ("NYSE") listing requirements and the Securities and Exchange Commission ("SEC"), each as in effect from time to time. The members and the Chair shall be appointed by the Board. If the Chair is not present at a meeting the members may designate a Chair for the meeting by majority vote.

Qualifications

        Each Committee member must be financially literate. Financial literacy is defined as capable of reading and understanding financial statements (balance sheet, income statement, statement of cash flow and a statement of stockholders' equities). At least one of the Committee members must be financially sophisticated. Financially sophisticated is defined as (1) trained in accounting or finance or (2) having held management position(s) in accounting or finance or (3) having an oversight responsibility for the accounting or finance function as a senior operational executive. The Committee shall aspire to have at least one member who is an "audit committee financial expert" as defined by the SEC. Committee members shall not serve simultaneously on the audit committees of more than three public companies.

Oversight Responsibilities

        The Committee recognizes that the preparation of the Company's financial statements and other financial information is the responsibility of the Company's management. The auditing, or conducting limited reviews, of those financial statements and other financial information is the responsibility of the Company's outside auditors. The Company's financial executive management and its outside auditors, in the exercise of their responsibilities, acquire greater knowledge and more detailed information about the Company and its financial affairs than the members of the Committee. Consequently, the Committee is not responsible for providing any expert or other special assurance as to the Company's financial statements and other financial information.

        The Committee's responsibility is to oversee the financial reporting process and practices of the Company and to assist the Board in fulfilling its responsibilities to the shareholders, potential shareholders and the investment community to ensure the corporate accounting and reporting practices of the Company are in accordance with all applicable requirements. The Committee members do not represent themselves to be experts in the field of accounting, auditing or financial reporting. As such, they are not expected to conduct "field work" or other types of technical reviews to assure themselves to the quality of work performed. The Committee shall be entitled to rely upon the integrity of the

Company's financial executive management, internal audit manager and its outside auditors. Should financial executive management, the internal audit manager or its outside auditors become aware that information provided to the Committee cannot be relied upon, that party has the responsibility to promptly report such findings to the Committee and the Board.

        In carrying out its oversight responsibilities, the Committee shall:

  •
  Review this charter annually and, when considered necessary, make recommendations to the Board to modify it.

  •
  Conduct annually a performance evaluation of the Committee.

  •
  Establish procedures regarding the hiring of employees or former employees of the independent auditor.

  •
  Meet with financial executive management, the outside auditors and the internal audit manager to (a) assess the adequacy and effectiveness of internal controls and the quality of judgments about the appropriateness of accounting principles, practices, estimates and disclosures; (b) review explanations for any unusual transactions and, as appropriate, report them to the Board; (c) review disputed matters between financial executive management and the outside auditors or internal audit manager; (d) review the potential effect on the Company of proposed changes to generally accepted accounting principles; (e) review the scope, coverage and procedures of the proposed audit plan with particular focus on maintaining a reasonable and cost-effective balance between outside auditors and internal audit resources; (f) review the audit reports of the outside auditors and the internal audit manager identifying recommendations for improving internal controls and processes; (g) elicit recommendations for the improvement of procedures or particular areas where new or more detailed controls or procedures are desirable; and (h) review any significant matters identified during the audits or quarterly reviews.

  •
  Establish procedures for (a) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal controls or auditing matters and (b) the confidential, anonymous submission by employees of information regarding questionable accounting or auditing matters all in accordance with the requirements of Section 301 of the Sarbanes-Oxley Act as amended and related statutory and/or regulatory requirements. The Audit Committee shall work with financial executive management of the Company to establish and maintain appropriate procedures to implement this responsibility.

  •
  Review legal and regulatory matters that may have a material effect on the financial statements or related Company compliance policies.

  •
  Establish procedures that seek to prevent the outside auditors from performing any non-audit services that are prohibited by the applicable rules.

  •
  Pre-approve all audit and permitted non-audit services, including the fees and terms of such services, to be performed for the Company by the outside auditors.

  •
  Be responsible for the appointment, compensation, oversight, and where appropriate, replacement of the Company's outside auditors (including resolution of disagreements between management and the auditor regarding financial reporting), with each such audit firm reporting directly to the Audit Committee. The Audit Committee shall work with financial executive management of the Company to establish and maintain appropriate procedures to implement this responsibility.

  •
  Work with management to see that any Code of Ethics adopted by the Company applicable to the Company's financial executive management is adequately communicated to the financial executive management and, if necessary, consider and approve any amendments to, or waivers granted, under such Code.

  •
  Provide sufficient opportunity for the outside auditors and internal audit manager to meet privately with the Committee without members of management present. Among the items to be discussed in these meetings are the outside auditors' evaluation of the Company's financial accounting and auditing personnel, and the cooperation which the outside auditors received during the course of their audit.

  •
  Maintain free and open means of communications between the Directors, outside auditors, the internal audit manager and the financial executive management of the Company.

  •
  Annually receive written notice from the outside auditors regarding their independence as required in Independence Standards Board Standard No. 1 and discuss such annual report with the outside auditors in a Committee meeting.

  •
  Ensure that the Code of Conduct is adequately communicated to employees throughout the organization and review employee compliance to this Code.

  •
  Have the authority to conduct any investigation it deems appropriate within the scope of its duties, with full access to all books, records, facilities and outside advisors of the Company. The Committee is authorized to engage independent counsel and advisors as it deems necessary and to compensate counsel and advisors who are retained on terms deemed reasonable and appropriate by the Audit Committee. The Audit Committee shall work with financial executive management of the Company to establish and maintain appropriate procedures to implement this responsibility.

Meetings

        The Committee shall meet at least four times a year prior to the regularly scheduled Board meetings. At each Committee meeting, the Company's financial executive management shall be present along with the outside auditor and internal audit manager (in person or via telephone). At each meeting the Committee may meet privately with any of the above parties. During these meetings financial executive management, outside auditors and internal audit manager shall report to the Committee on items specified in the Oversight Responsibilities section of this Charter or other matters determined by the Committee. At each meeting an individual will be assigned the responsibility to act as Secretary for the purpose of recording notes. The Committee will communicate with the Board through presentations during the next Board Meeting and/or by submission of the Minutes of the Audit Committee meetings to the Board. The Committee has the authority to meet in addition to the regularly scheduled meetings if matters merit such a meeting.

Responsibilities to the Board

        It is the responsibility of the Committee to annually review the audited financial statements to be included in the Annual Report to the SEC (10-K Report). The Committee must vote to recommend to the entire Board the inclusion of the audited financial statements in the Company's Annual Report to the SEC. At the next available Board meeting the Chair will make a motion before the entire Board recommending the inclusion of the audited financial statements in the Company's Annual Report to the SEC.

        The Committee is required to include a report in the Company's annual proxy statement. This report must be prepared to meet the reporting requirements of the SEC and the NYSE. The name of each member of the Committee must appear below the report in the proxy statement.

        The outside auditor is ultimately responsible to the Board and the Committee, as representatives of the shareholders. Therefore, it is the Committee's responsibility to annually recommend to the Board the nomination of the outside auditors for approval by the shareholders.

As Amended January 28, 2004

BEMIS COMPANY, INC,
222 SOUTH 9TH STREET, SUITE 2300
MINNEAPOLIS, MN 55402

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we've provided or return to Bemis Company, c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	BEMIS1 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

BEMIS COMPANY, INC.

Vote On Directors
1.	To elect four directors each to serve for a term of three years.	For All	Withhold All	For All Except
	01) Nancy P. McDonald, 02) Jeffrey H. Curler, 03) Roger D. O'Shaughnessy, 04) David S. Haffner	☐	☐	☐
To withhold authority to vote, mark For All Except and write the nominee's number on the line below.

Vote On Proposals
		For	Against	Abstain
2.	To vote upon ratification of the appointment of PricewaterhouseCoopers LLP as independent auditors of the Company.	☐	☐	☐
3.	To act upon a proposal to amend the Company's Restated Articles of Incorporation to increase the number of authorized shares of capital stock from 250,000,000 to 502,000,000.	☐	☐	☐
4.	To transact such other business as may properly come before the meeting.
5.
In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting. Only stockholders of record at the close of business on March 12, 2004 will be entitled to receive notice of and to vote at the meeting.

For comments, please check this box and write them on the back where indicated    ☐

        Please sign exactly as name appears on the Proxy. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign corporate name in full by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

	Yes	No
Please indicate if you would like to keep your vote confidential under the current policy	☐	☐

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

PROXY

BEMIS COMPANY, INC.
222 South 9th Street, Suite 2300
Minneapolis, MN 55402

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Gene C. Wulf and James J. Seifert, or either of them, as Proxies with power of substitution to vote on all matters, as designated on the reverse side, all the shares of stock of Bemis Company, Inc. held of record by the undersigned on March 12, 2004, at the Annual Meeting of Stockholders to be held on May 6, 2004.

This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this Proxy will be voted for the Nominees and for Proposals 2 and 3.

Comments:

(If you noted any Comments above, please mark corresponding box on the reverse side.)

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY
USING THE ENCLOSED REPLY ENVELOPE

CONTINUED AND TO BE SIGNED ON REVERSE SIDE

QuickLinks

SOLICITATION, EXECUTION AND REVOCATION OF PROXIES
RECORD DATE, OUTSTANDING VOTING SECURITIES AND VOTING RIGHTS
OWNERSHIP OF THE COMPANY'S SECURITIES
EQUITY COMPENSATION
INFORMATION WITH RESPECT TO DIRECTORS
CERTAIN RELATIONSHIPS AND CERTAIN TRANSACTIONS
EXECUTIVE COMPENSATION
SUMMARY COMPENSATION TABLE
STOCK OPTIONS
OPTION GRANTS IN 2003
OPTION EXERCISES IN 2003 AND AGGREGATED YEAR END OPTION VALUES
LONG-TERM INCENTIVE PLANS-AWARDS IN 2003
MANAGEMENT AGREEMENTS
REPORT OF THE BOARD COMPENSATION COMMITTEE
BEMIS RETIREMENT PLAN
PENSION PLAN TABLE Years of Credited Service at Normal Retirement Date
PERFORMANCE GRAPH
REPORT OF THE AUDIT COMMITTEE
APPOINTMENT OF AUDITORS
PROPOSAL TO APPROVE THE AMENDMENT OF THE RESTATED ARTICLES OF INCORPORATION TO INCREASE THE AUTHORIZED CAPITAL STOCK
STOCKHOLDER SUBMISSIONS
HOUSEHOLDING
BEMIS COMPANY, INC. AUDIT COMMITTEE OF THE BOARD OF DIRECTORS COMMITTEE CHARTER